UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 28, 2026

Date of Report (Date of earliest event reported)

Rising Dragon Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42368	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 604, Yixing Road, Wanbolin District, Taiyuan City, Shanxi Province, People’s Republic of China	030024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 18817777987

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.0001 per share, and one Right entitling the holder to receive one-tenth of an Ordinary Share	RDACU	The Nasdaq Stock Market LLC
Ordinary Shares	RDAC	The Nasdaq Stock Market LLC
Rights	RDACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Amendment to the Investment Management Trust Agreement

As approved by the shareholders of Rising Dragon Acquisition Corp. (the “Company” or “Rising Dragon”) at the extraordinary general meeting held on May 28, 2026 (the “Extension Meeting”), the Company entered into an amendment dated as of May 28, 2026 (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated as of October 10, 2024 and as amended on December 12, 2025 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, to extend the Combination Period (as defined below) up to additional fifteen (15) times from July 15, 2026 to October 15, 2027 by depositing into the Trust Account an amount equal to the lesser of (i) $100,000 per month for all remaining public shares or (ii) $0.033 for each remaining public share after giving effect to the shares that are redeemed in connection with the Business Combination EGM and this Extraordinary General Meeting (the “Monthly Extension Fee”).

The foregoing description of the Trust Agreement Amendment is qualified in its entirety by reference to the full text of the Trust Agreement Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Subsequent to the approval by its shareholders at the Extension Meeting of Rising Dragon’s second amended and restated memorandum and articles of association (the “Amended Charter”), the Company filed the Amended Charter with the Cayman Islands Registrar of Companies, effective May 28, 2026. A copy of the Amended Charter is filed with this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

Rising Dragon held its Extension Meeting on May 28, 2026 at 10:00 a.m. Eastern Time. As of May 1, 2026, the record date for the Extension Meeting, there were 5,951,030 ordinary shares of Rising Dragon entitled to vote at the Extension Meeting. At the Extension Meeting, there were 3,907,845 ordinary shares voted by proxy or in person, representing 65.67% of the Company’s ordinary shares issued and outstanding and entitled to vote at the Extension Meeting as of the record date and constituting a quorum for the transaction of business.

Summarized below are the results of the matters submitted to a vote at the Extension Meeting.

Proposal No. 1. The Charter Amendment Proposal - To approve, as a special resolution, the amendment and restatement to Rising Dragon’s Amended and Restated Memorandum and Articles of Association (the “Existing Charter”), to extend the date by which the Company must consummate a business combination (the “Combination Period”) up to additional fifteen (15) times from July 15, 2026 (the “Termination Date”) to October 15, 2027 (the “Extended Date”) (i.e. the end of 36 months from the consummation of its initial public offering (the “IPO”), each by an additional one (1) month (each an “Extension”), by adopting the second amended and restated memorandum and articles of association in their entirety in place of the Company’s Existing Charter.

This proposal was passed with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,266,304	641,515	26	0

Proposal No. 2. The Trust Agreement Amendment Proposal - To approve the Trust Agreement Amendment to extend the Combination Period up to fifteen (15) times from July 15, 2026 to October 15, 2027 by depositing into the Trust Account the Monthly Extension Fee.

This proposal was passed with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,266,800	640,922	123	0

Proposals No. 3 - The Adjournment Proposal - To authorize, as an ordinary resolution, the chairman of the Extension Meeting to adjourn the Extension Meeting to a later date or dates, from time to time, as the chairman of the Extension Meeting may deem necessary or appropriate.

This proposal was passed with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,266,787	641,030	28	0

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Extension Meeting, 1,903,823 ordinary shares were tendered for redemption. The Monthly Extension Fee will be $75,828.46 for each one-month extension.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum and Articles of Association
10.1	Amendment to the Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2026

RISING DRAGON ACQUISITION CORP.

By:	/s/ Lulu Xing
Name:	Lulu Xing
Title:	Chief Executive Officer

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